Exhibit 99.1

HumanCo Acquisition Corp. Announces Liquidation

Austin, TX – HumanCo Acquisition Corp. (Nasdaq: HMCO, HMCOU and HMCOW), announced today that, due to its anticipated inability to consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation, HumanCo Acquisition Corp. intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Certificate of Incorporation and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.08.

“We worked tirelessly to bring our shareholders value as we identified numerous potential business combination partners and met with many mission-aligned companies regarding potential transactions. Ultimately, however, we were unable reach a deal with a target company that we were confident would result in a successful business combination. We remained committed to the best interests of our shareholders, and are therefore returning the capital held in the trust account.” stated Ross Berman, Chief Executive Officer of HumanCo Acquisition Corp.

“Current market conditions have also convinced us that the best way to deliver on our promise to shareholders is to return the capital held in trust,” added HumanCo Acquisition Corp.’s Executive Chairman, Jason H. Karp.

As of the close of business on December 1, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after December 1, 2022.

The Company’s initial stockholders have waived their redemption rights with respect to its outstanding common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About HumanCo Acquisition Corporation

HumanCo Acquisition Corp. is a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on the industries that complement the management team's background, and to capitalize on their demonstrated ability to identify and acquire businesses focusing on Health and Wellness (“H&W”) and related industries in the United States.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company's filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus relating to the Company's initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact
HumanCo Acquisition Corp.
(512) 535-0440
info@humanco.com